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                                                                     EXHIBIT 5.1



                    (FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD)



January 27, 2004



Input/Output, Inc.
12300 Parc Crest Drive
Stafford, Texas 77477

Ladies and Gentlemen:

     We have acted as counsel to Input/Output, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $60,000,000 principal amount of the Company's 5.50% Convertible Senior Notes due 2008 (the "Notes"), and 13,888,890 shares of the Company's common stock, par value $.01 per share, which are issuable on conversion of the Notes (the "Shares"), as described in the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission with respect to the Notes and the Shares (the "Registration Statement").

     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Notes have been validly issued and the Shares, when issued on conversion of Notes in accordance with the terms of the Notes and that certain Indenture dated as of December 10, 2003 (the "Indenture"), between the Company and The Bank of New York Trust Company of Florida, N.A., as trustee, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.


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Input/Output, Inc.
January 27, 2004
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                               Very truly yours,



                                               /s/ Fulbright & Jaworski L.L.P.